Exhibit 99.1

550 Meridian Avenue San Jose, CA 95126 Phone: +1-408-938-5200 Fax: +1-408-790-3800 lonworks@echelon.com www.echelon.com

News Information	For Immediate Release

Press Contact Julia O’Shaughnessy Echelon Corporation (408) 938-5357 joshaughnessy@echelon.com	Investor Relations Contact Polk Laffoon Echelon Corporation (408) 790-3006 plaffoon@echelon.com

Echelon Corporation Reports 2007 Fourth Quarter, Full Year Results

SAN JOSE, CA – February 7th, 2008 – Echelon Corporation (NASDAQ: ELON) today announced financial results for the fourth quarter and year ended December 31, 2007. “Entering 2007 we set a target of reaching non-GAAP profitability in Q4. I am pleased to report today that we met our goal, not only on a non-GAAP basis, but also on a GAAP basis. Fully diluted GAAP earnings per share were $0.03 and non-GAAP earnings per share were $0.09,” said Ken Oshman, Echelon’s chairman and CEO. “We achieved this important goal by recording significant sales of our NES products and by keeping a close watch on product costs. The result has been both higher gross profit and higher margins than we projected going into the year.”

For the quarter ended December 31, 2007, revenues were $46.9 million compared to revenue of $13.9 million for the same period in 2006. Echelon’s revenues for the fourth quarter of 2007 were comprised of $27.7 million from our Networked Energy Services (NES) product line, $13.1 million from our LONWORKS® infrastructure product line, and $6.1 million from the Enel project. Revenues for the quarter ended December 31, 2006 were comprised of $93,000 from our NES product line and $13.8 million from our LONWORKS infrastructure product line. The GAAP net profit for the quarter was $1.4 million, or $0.03 cents per fully diluted share,

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compared to a GAAP net loss of $6.5 million, or $0.17 cents per share for the fourth quarter of 2006. Gross margin for the quarter was 41.0% compared to 58.6% for the same period in 2006. Total operating expenses were $19.0 million compared to $15.9 million for the same period in 2006.

For the year ended December 31, 2007 revenues were $137.6 million compared to revenues of $57.3 million for the year ended December 31, 2006. Full year 2007 revenue consisted of $70.6 million from products and services sold to our NES customers, $52.8 million from sales of our LONWORKS infrastructure products and services, and $14.2 million related to the Enel project. These amounts compare to 2006 totals of $791,000 from products and services sold to our NES customers, $49.4 million from our LONWORKS infrastructure sales, and $7.1 million related to the Enel project.

The GAAP net loss for the year was $14.5 million, or $0.36 cents per share compared to a net loss of $24.4 million, or $0.62 cents per share for the prior year. Gross margin for the year was 36.5% compared to 58.2% for the prior year. Total operating expenses were $70.0 million, compared to $63.2 million for the prior year.

Excluding stock-based compensation expenses, the non-GAAP net profit for the quarter was $4.0 million, or $0.09 cents per fully diluted share, compared to a non-GAAP net loss of $5.3 million, or $0.13 cents per share for the same period in 2006. For the year, the non-GAAP net loss was $7.9 million, or $0.20 cents per share, compared to a non-GAAP net loss of $19.5 million, or $0.49 cents per share for the same period in 2006. All non-GAAP information in this release is reconciled in the “Reconciliation of Non-GAAP to GAAP Results” table below.

Mr. Oshman continued, “Energy continues to be a force worldwide, driving growth and excitement in our markets. As we exit 2007 and enter 2008, this momentum is reflected in the success of our NES advanced metering infrastructure products, where we recently announced that we have launched our first project with a major North American utility and that we have now shipped over one million smart meters worldwide, all built on the same core electronics, firmware, and networking platform. Each achievement marks an important milestone for Echelon and, we believe, for the emerging advanced metering industry.

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“In our LONWORKS infrastructure product line, while we saw mostly flat to negative growth among our traditional OEMs in the controls industry this past year, we saw some exciting growth in customers focused on energy savings and demand response. While this growth was not enough to overcome the shortfalls from the traditional controls customers, we believe it is a healthy sign and reflects the same trend we see in the NES market where energy concerns are driving growth.”

“As consumers, businesses, and governments become increasingly concerned with and engaged in managing energy costs and reducing carbon emissions, we see both our LONWORKS infrastructure and NES product lines benefiting. As we move towards a truly smart electricity grid, where pricing and other information available through the NES system is linked with LONWORKS networks in homes and buildings, businesses and consumers will be able to control their energy consumption and provide levels of demand response far beyond what has been done up until now. We have spent the last two decades building the products, partnerships, and expertise needed to deliver the smart grid — and we are excited to be at the center of this market.”

Information about news and events from the fourth quarter can be found at http://www.echelon.com/company/press/.

Echelon will be holding an analyst call on February 7th, 2008 at 11:00 am PT (1:00 pm Central/2:00 pm Eastern). Analysts and other interested parties may listen in on the call via live webcast at http://www.echelon.com or access the call at 800-414-9222 (callers outside the US please use +1-847-413-3402). Due to a limited number of available phone lines, the company asks that only those persons without web access use this number. The call will be available live today, and for playback on the Investor Relations section of Echelon’s web site (www.echelon.com) through the end of February.

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Business Outlook

The following statements are based on the company’s current expectations. These statements are forward-looking, and actual results may differ materially. Please see the Risk Factors of Forward Looking Statements at the end of this release for a description of certain important risk factors that could cause actual results to differ.

Echelon management offers the following guidance for the quarter ending March 31, 2008 and the full year ending December 31, 2008. All non-GAAP estimates exclude the impact of any stock-based compensation charges

•

For the quarter, revenue is expected to be approximately $32.5 million. We expect NES revenues to be approximately $18.0 million, LONWORKS infrastructure revenues to be approximately $13.5 million, and Enel project revenues to be approximately $1.0 million.

•

For the full year, we expect revenue will be approximately $178.0 million. We expect NES revenues to be approximately $110.0 million, LONWORKS infrastructure revenues to be approximately $58.0 million, and Enel project revenues to be approximately $10.0 million.

•

For the quarter, non-GAAP gross margin, which excludes any stock-based compensation expense, is expected to be approximately 37.7%. For the full year, non-GAAP gross margin is expected to be approximately 40.7%.

•

For the quarter, non-GAAP operating expenses, which exclude any stock-based compensation charges, are expected to be approximately $17.5 million. For the full year, we expect non-GAAP operating expenses will be approximately $69.0 million.

•

For the quarter, we expect stock-based compensation expenses associated with stock options and other equity compensation awards to be approximately $2.8 million. For the full year, we expect stock-based compensation expenses to be approximately $13.0 million. This estimate could change based on the size and timing of options actually granted by the Compensation Committee, as well as other factors we will use in valuing future option grants, such as the market price and historical volatility of Echelon’s stock price when those grants are made.

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•	For the quarter, interest and other income is expected to be approximately $1.3 million. For the full year, we expect interest and other income to be approximately $5.0 million.

•	For the quarter, we expect our provision for income taxes will be approximately $150,000. For the full year, we expect our provision for income taxes will be approximately $1.0 million.

•

For the quarter, we expect to generate a non-GAAP loss per share of approximately $0.10 and a GAAP loss per share of $0.17, based on a weighted average of 40,750,000 shares outstanding. The non-GAAP estimate excludes the impact of any stock-based compensation charges.

•

For the full year, we expect to generate non-GAAP earnings per share of $0.16, and a GAAP loss per share of $0.14. The non-GAAP earnings per share is based on a fully-diluted weighted average of 45,000,000 shares outstanding. The GAAP loss per share is based on a weighted average of 41,000,000 shares outstanding. The non-GAAP estimate excludes the impact of any stock-based compensation charges.

Use of Non-GAAP Financial Information

Echelon continues to provide all information required in accordance with GAAP, but believes that an investor’s evaluation of our ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, we provide non-GAAP net income and non-GAAP net income per share data as additional information relating to Echelon’s operating results. Echelon presents these non-GAAP financial measures to provide investors with an additional tool for evaluating Echelon’s operating results in a manner that focuses on what Echelon believes to be its ongoing business operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.

Echelon’s management uses certain non-GAAP financial information, namely operating results excluding the impact of stock-based compensation charges made in accordance with SFAS 123R, to evaluate its ongoing operations and for internal planning and forecasting purposes. Accordingly, we believe it is useful for Echelon’s investors to review, as applicable, information that both includes and excludes stock-based compensation (and the related tax

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impact) in order to assess the performance of Echelon’s business and for planning and forecasting in future periods. Whenever Echelon reports such non-GAAP financial measures, a complete reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure is provided. Investors are encouraged to review these reconciliations to ensure they have a thorough understanding of the reported non-GAAP financial measures and their most directly comparable GAAP financial measures.

About Echelon Corporation

Echelon Corporation (NASDAQ: ELON) is a pioneer and world leader in control networking — networks that connect machines and other electronic devices — for the purpose of sensing, monitoring and controlling the world around us. Echelon’s LONWORKS platform for control networking was released in 1990 and has become a worldwide standard in the building, industrial, transportation, and home automation markets. Launched in 2003, Echelon’s Networked Energy Services system is an open, extensible, advanced metering infrastructure that can bring benefits to every aspect of a utility’s operation, from metering and customer services to distribution operations and value-added business. In 2005 Echelon released the world’s first embedded control network infrastructure, the PyxosTM platform, extending the benefits of networking inside machines to the sensors and actuators that make them function.

Echelon is based in San Jose, California, with international offices in China, France, Germany, Italy, Hong Kong, Japan, Korea, The Netherlands, and the United Kingdom. Further information regarding Echelon can be found at http://www.echelon.com.

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Echelon, LONWORKS, Digital Home, and the Echelon logo are registered trademarks of Echelon Corporation registered in the United States and other countries. Pyxos is a trademark of Echelon Corporation in the United States and other countries. Other product or service names mentioned herein are the trademarks of their respective owners.

This press release may contain statements relating to future plans, events or performance including statements regarding continued or accelerated growth in energy management applications and in LONWORKS infrastructure and NES products in 2008 and beyond; and Echelon’s financial outlook for the quarter ending March 31, 2008 and the year ending December 31, 2008. Such statements may involve risks and uncertainties, including risks relating to the development and growth of markets for Echelon’s products and services, particularly the NES system in North America and elsewhere around the world, and LONWORKS infrastructure products relating to the energy management and residential markets, other risks associated with

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uncertainties pertaining to the timing and level of customer orders; risks associated with the ability of Echelon products and services to perform as designed and to meet customer and consumer expectations; the risk that a utility that awards a tender to Echelon or one of its resellers will not proceed with a deployment, will order fewer than the number of meters anticipated by Echelon or will cancel one or more orders or the entire project; the risk that NES hardware or software products will not pass certain governmental or utility tests or otherwise be accepted within expected time periods or at all; the risk that Echelon does not meet expected productions or shipment schedules for the NES system; risks that the application of U.S. generally accepted accounting principles could significantly affect the NES revenues that Echelon expects to recognize from time to time; risks related to changing business conditions which may result in additional operating expenses in 2008 including, but not limited to, impairment of intangible or other long-lived assets, addition of reserves for excess inventory and purchase commitments, equity compensation expensing or other accounting charges; and other risks identified in Echelon’s SEC filings. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Echelon undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The financial statements that follow should be read in conjunction with the notes set forth in Echelon’s Form 10-K when filed with the Securities and Exchange Commission.

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ECHELON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2007	December 31, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$76,062	$37,412
Short-term investments	31,128	86,745
Accounts receivable, net	33,469	13,918
Inventories	14,012	11,359
Deferred cost of goods sold	6,656	19,060
Other current assets	2,328	2,359

Total current assets	163,655	170,853
Property and equipment, net	18,283	15,188
Other long-term assets	10,512	10,235

	$192,450	$196,276

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$12,945	$6,893
Accrued liabilities	4,516	4,697
Deferred revenues	16,312	26,843

Total current liabilities	33,773	38,433

Other long-term liabilities	2,567	1,268
Total stockholders’ equity	156,110	156,575

	$192,450	$196,276

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ECHELON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Revenues:
Product	$46,158	$13,622	$135,405	$56,515
Service	741	244	2,172	761

Total revenues	46,899	13,866	137,577	57,276

Cost of revenues:
Cost of product (1)	27,012	5,230	84,934	22,032
Cost of service (1)	654	511	2,389	1,917

Total cost of revenues	27,666	5,741	87,323	23,949

Gross profit	19,233	8,125	50,254	33,327

Operating expenses:
Product development (1)	8,791	7,328	32,511	28,357
Sales and marketing (1)	5,812	5,060	21,030	20,372
General and administrative (1)	4,408	3,559	16,490	14,505

Total operating expenses	19,011	15,947	70,031	63,234

Income/(loss) from operations	222	(7,822)	(19,777)	(29,907)
Interest and other income, net	1,351	1,433	5,717	5,817

Income/(loss) before provision for income taxes	1,573	(6,389)	(14,060)	(24,090)
Income tax expense	129	110	452	350

Net income/(loss)	$1,444	$(6,499)	$(14,512)	$(24,440)

Net income/(loss) per share:
Basic	$0.04	$(0.17)	$(0.36)	$(0.62)
Diluted	$0.03	$(0.17)	$(0.36)	$(0.62)
Shares used in computing net income/(loss) per share:
Basic	40,690	39,220	39,891	39,487
Diluted	43,721	39,220	39,891	39,487

(1)	Amounts include stock-based compensation costs as follows:

Cost of product	$309	$122	$749	$429
Cost of service	33	13	70	49
Product development	978	461	2,368	1,935
Sales and marketing	549	294	1,439	1,205
General and administrative	691	318	2,000	1,307

Total stock-based compensation expenses	$2,560	$1,208	$6,626	$4,925

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ECHELON CORPORATION

RECONCILIATION OF NON-GAAP TO GAAP RESULTS

Excluding adjustments itemized below

(In thousands, except per share amounts)

(Unaudited)

An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
GAAP net income/(loss)	$1,444	$(6,499)	$(14,512)	$(24,440)
Stock-based compensation	2,560	1,208	6,626	4,925

Total non-GAAP adjustments to earnings from operations	2,560	1,208	6,626	4,925
Income tax effect of reconciling items	—	—	—	—

Non-GAAP net income/(loss)	$4,004	$(5,291)	$(7,886)	$(19,515)

Non-GAAP net income/(loss) per share: Diluted	$0.09	$(0.13)	$(0.20)	$(0.49)
Shares used in computing net income/(loss) per share: Diluted	43,721	39,220	39,891	39,487

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ECHELON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2007	2006
Cash flows provided by (used in) operating activities:
Net loss	$(14,512)	$(24,440)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	4,717	4,396
Loss (gain) on disposal of fixed assets	10	(2)
Increase in (reduction of) allowance for doubtful accounts	88	(23)
Reduction of (increase in) accrued investment income	436	(446)
Stock-based compensation	6,626	4,925
Change in operating assets and liabilities:
Accounts receivable	(19,621)	(2,889)
Inventories	(2,631)	(8,119)
Deferred cost of goods sold	12,404	(18,738)
Other current assets	77	(392)
Accounts payable	6,262	2,921
Accrued liabilities	925	(2,776)
Deferred revenues	(10,518)	24,747
Deferred rent	98	179

Net cash used in operating activities	(15,639)	(20,657)

Cash flows provided by (used in) investing activities:
Purchase of available-for-sale short-term investments	(65,545)	(85,971)
Proceeds from maturities and sales of available-for-sale short-term investments	120,796	95,436
Change in other long-term assets	31	37
Capital expenditures	(8,053)	(4,696)

Net cash provided by investing activities	47,229	4,806

Cash flows provided by (used in) financing activities:
Proceeds from issuance of common stock	11,216	265
Repurchase of common stock from employees for payment of taxes on vesting of performance shares and upon exercise of stock options	(4,520)	(240)
Repurchase of common stock under stock repurchase program	—	(6,333)

Net cash provided by (used in) financing activities	6,696	(6,308)

Effect of exchange rates on cash:	364	491

Net increase (decrease) in cash and cash equivalents	38,650	(21,668)
Cash and cash equivalents:
Beginning of period	37,412	59,080

End of period	$76,062	$37,412